As filed with the Securities and Exchange Commission on April 16, 2003
                                                  Registration No.  333-______
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                                  ___________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       LEHMAN MUNICIPAL ABS CORPORATION

            (Exact name of registrant as specified in its charter)


         Delaware                           6189                   13-3447441
(State or other jurisdiction     (Primary standard industrial   (I.R.S. Employer
of incorporation or organization)  classification code number)  Identification
                                                                    Number)

                              745 Seventh Avenue
                           New York, New York 10019
                                (212) 526-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ______________
                               Daniel C. Singer
                       Lehman Municipal ABS Corporation
                              745 Seventh Avenue
                           New York, New York 10019
                                (212) 526-7000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

                                ______________
                                  Copies to:

       Scott Kimmel, Esq.                             Cathy Kaplan, Esq.
     Lehman Brothers Inc.                       Sidley Austin Brown & Wood LLP
       745 Seventh Avenue                            787 Seventh Avenue
   New York, New York 10019                         New York, New York 10019

                                ______________

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is post-effective amendment filed pursuant to Rule 462(d) under that Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ______________


                        CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                         Proposed      Proposed
                                                                          Maximum      Maximum
                                                                         Offering     Aggregate     Amount of
                                                         Amount to be    Price Per     Offering    Registration
  Title of Each Class of Securities to be Registered      Registered    Certificate(1) Price(1)        Fee
-------------------------------------------------------- -------------- ------------ ------------- ------------
Trust Certificates.....................................   $1,000,000       100%       $1,000,000     $80.90
================================================================================================================


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.
                                ______________
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any State where the offer or sale is not permitted.




                             Subject to Completion
                  Preliminary Prospectus dated April 16, 2003


PROSPECTUS

                                       o

              Municipal Tax Exempt Preferred Trust Certificates,
                                Series [2003-1]
      (Underlying Bonds will be General Obligation Bonds, Fiscal o Series
                       o issued by The City of New York)


                                                      INITIAL
                                     NUMBER OF      DISTRIBUTION   PRICE TO    UNDERWRITING
                                    CERTIFICATES        RATE        PUBLIC       DISCOUNT
           Trust Certificates            o               o%          $25            $o

                 ---------------------------------------------------------------------

                The trust

                o will be formed pursuant to a trust agreement between Lehman Municipal ABS Corporation, as depositor, and o, as trustee, for the sole purpose of issuing the certificates; and
                o will issue and sell a single class of certificates to investors.

                The Certificates

                o will represent an undivided beneficial interest in the assets of the trust, which consist solely of the underlying bonds described herein and any payments on those bonds;
                o will be non-recourse obligations of the trust only and will not represent an interest in, or obligation of, the depositor, the trustee or any of their affiliates; and
                o       currently have no trading market.

           You should review the information in the section entitled "Risk Factors" beginning on page 8 of this prospectus prior to making a decision to invest in the certificates.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

           Subject to the satisfaction of certain conditions, the underwriter named below will purchase the offered certificates from the depositor. See "Method of Distribution" in this prospectus. The offered certificates will be issued in book-entry form only on or about o, 2003.

                     -------------------------------------

                                LEHMAN BROTHERS

                                    o, 2003

                               Table of Contents

Important Notice About Information Presented in this Prospectus..............3
Summary......................................................................4
Risk Factors.................................................................8
The Depositor................................................................9
Formation of the Trust.......................................................9
Use of Proceeds..............................................................9
Description of the Underlying Bonds.........................................10
Description of the Certificates.............................................13
Description of the Trust Agreement..........................................17
Material U.S. Federal Income Tax Consequences...............................21
Certain ERISA Considerations................................................25
Method of Distribution......................................................26
Listing.....................................................................26
Ratings.....................................................................26
Legal Matters...............................................................27
Where You Can Find More Information.........................................27

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

        In connection with making a decision to invest in the certificates, you should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither the depositor nor the underwriter is making an offer to sell the certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

        The underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the certificates for a description of these activities, see "Method of Distribution."

        For 90 days following the date of this prospectus, all dealers selling the offered certificates are required to deliver a copy of this prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

                                    SUMMARY

        This summary highlights certain of the material terms of the certificates being issued by the trust and of the underlying bonds. It does not contain all of the information that you need to consider in making a decision to invest in the certificates. To understand all of the terms of the offering of the certificates, you should carefully read this prospectus in full.


The Trust...........................    The depositor and the trustee will form the Municipal Tax-Exempt
                                        Preferred Trust Certificates, Series 2003-1 Trust, which we refer to herein as the "trust."

Depositor...........................    Lehman Municipal ABS Corporation, an indirect, wholly-owned, subsidiary of Lehman Brothers Inc., which we refer to herein as the "depositor."

Trustee.............................    o, which we refer to herein as the "trustee."

Deposited Assets....................    The assets of the trust will consist of $o aggregate principal amount of the General Obligation Revenue Anticipation Bonds,
                                        Fiscal o, Series o, which we refer to herein as the "underlying bonds," of the City of New York, which we refer to herein as the
                                        "underlying issuer" or the "City;" subject to the right of the depositor to receive any interest accrued on the underlying bonds from and including o, to the original issue date of the
                                        certificates. The underlying bonds are general obligations of the underlying issuer that accrue interest at a rate of o% per annum, payable on o and o of each year. The stated maturity date of the underlying bonds is o, however the underlying bonds are
                                        redeemable, in whole or in part, at the option of the underlying issuer, any time subsequent to o at a redemption price equal to
                                        o. See "Description of the Underlying Bonds." The underlying bonds are also subject to the call warrants described under
                                        "--Call Warrants" below.

Original Issue Date.................    o.

Securities Offered..................    Municipal Tax-Exempt Preferred Trust Certificates, Series
                                        2003-1 issued by the trust, which we refer to herein as the
                                        "certificates." The certificates will be issued by the trust pursuant to a certain trust agreement, which we refer to herein as the "trust agreement," between the depositor and the trustee and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust, which will consist solely of the underlying bonds.

                                        The $25 initial principal balance of each certificate represents the aggregate amount that the related certificateholder is entitled to receive as a distribution on such certificate that is allocable to principal. Such amount due to a certificateholder will decline to the extent the trust makes distributions
                                        allocable to principal.

Initial Number of Certificates......    o.

Initial Distribution Rate...........    The certificates will initially have a distribution rate, after payment of required trust expenses, of o% per annum.



                                                    4

Final Scheduled Distribution Date...    o; provided, however, that the certificates will be redeemed prior to that date in the event the underlying bonds are redeemed by the underlying issuer or called by the call warrant holder.

Interest Accrual Periods............    Semi-annual periods (or, in the case of the first interest accrual period, from and including the original issue date to, but excluding, the first distribution date).

Record Dates........................    The calendar day (whether or not a business day) immediately preceding each distribution date.

Interest Distributions..............    On each business day on which the trustee receives scheduled payments of interest on the underlying bonds, which we refer to herein collectively as the "distribution dates," each certificateholder will be entitled to receive, to the extent received by the trustee and after payment of required trust expenses, a pro rata share of those interest payments.
                                        Interest on the underlying bonds will be payable semiannually in arrears on o and o of each year.  The certificates will initially have a distribution rate, after payment of required trust expenses, of o% per annum.

Principal Distributions.............    On any day on which the trustee receives payments of principal or premium, if any, on the underlying bonds, as a result of their maturity, any optional redemption or otherwise, each
                                        certificateholder will be entitled to receive, to the extent received by the trustee, a pro rata share of any such payments.

                                        The principal balance of each certificate will be reduced, pro rata, upon the trust's receipt of any principal payments in respect of the underlying bonds.

Call Warrants......................     The underlying bonds will be subject to call warrants which will be exercisable, in whole but not in part, upon not less than fifteen (15)
                                        days' prior notice to the trustee, on any business day occurring (i) on or after o, (ii) after the underlying issuer announces that it will redeem (including as a result of an optional redemption), prepay or otherwise make an unscheduled payment on the underlying bonds, (iii)
                                        after the trustee notifies the certificateholders of any proposed sale of the underlying bonds, or (iv) on the date on which a tender offer for some or all of the underlying bonds is consummated. Upon exercise of the call warrants, the call warrant holder will remit an amount, which we refer to herein as the "call price," to the trustee equal to the aggregate outstanding principal amount of the underlying bonds plus accrued and unpaid interest thereon to the call date.

                                        The holder of the call warrants is not required to exercise the call warrants with respect to the underlying bonds prior to their stated maturity. Therefore, there can be no assurance that the trust will redeem your certificates prior to o. Should the trust redeem your certificates prior to o, the trustee will notify you by mail at least ten (10) days before such date of redemption.

Special Distributions...............    If a payment with respect to the underlying bonds is made to the trustee after the date on which that payment was due or as a result of an exercise of the call warrants or an optional redemption of the




                                                    5

                                        underlying bonds prior to their stated maturity, then the trustee will make a special pro rata distribution of that payment (net of any required trust expenses) to the certificateholders on the business day following receipt of such payment, which we refer to herein as a "special distribution date." Each certificateholder's aggregate principal balance will be reduced in an amount equal to its pro rata share of any portion of such payment that is
                                        allocable to principal.

Trust Expenses......................    On each distribution date on which payments allocable to interest are received by the trust, the trustee will designate as trust expenses an amount equal to the product of (i) the aggregate principal balance of the outstanding certificates on the business day immediately preceding that distribution date and (ii) o%.

Denominations; Specified Currency...    The certificates will be denominated and payable in U.S. Dollars and will each have an initial principal amount of $25.

Form of Security....................    Book-entry certificates with The Depository Trust Company ("DTC").  See
                                        "Description of the Certificates--General."  Distributions will be settled in immediately available same-day funds.

Material Federal Income Tax
Consequences.......................     In the opinion of Sidley Austin Brown & Wood LLP, tax counsel to the trust, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  The trustee will take the position that, although not free from doubt, the trust will constitute a grantor trust for federal income tax purposes, and consequently, each certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the underlying bonds and as having issued a pro rata portion of the call warrants.  In the opinion of such tax counsel, distributions from the trust of interest on the underlying bonds will be excludable from gross income for U.S. federal income tax purposes to the same extent as if the interest on the underlying bonds were paid to a
                                        certificateholder.  See "Material Federal Income Tax Consequences."

ERISA Considerations...............     The certificates are not designed for investment by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as
                                        amended ("ERISA"), including an individual retirement account (an "IRA")
                                        or Keogh plan ( a "Keogh") (each, a "Plan").  See "ERISA Considerations."

Ratings.............................    It is a condition to the issuance of the certificates that the certificates not be rated lower than the rating of the underlying
                                        bonds.   As of the date of this prospectus, the underlying bonds are rated  ["o" by Fitch Ratings, which we refer to herein as "Fitch," "o" by
                                        Moody's Investors Service, Inc., which we refer to herein as  "Moody's,"
                                        and "o" by Standard & Poor's Rating Services, a division of The
                                        McGraw-Hill Companies, Inc., which we refer to herein as "S&P".]  See
                                        "Ratings."  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extension of the




                                                    6

                                        maturity of, the underlying bonds, or the corresponding effect on yield to investors. See "Ratings

Listing............................     The certificates have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.
                                        However, it is unlikely that trading of the certificates on the
                                        New York Stock Exchange will be active. See "Listing."


         This prospectus does not provide information with respect to the underlying issuer. No investigation of the underlying issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or of the underlying bonds (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning the underlying issuer as they would obtain and evaluate if they were investing directly in the underlying bonds or in other securities issued by the underlying issuer. None of the depositor, the trustee, the underwriter or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying issuer or any other information about the underlying issuer considered by a purchaser of the certificates in making its investment decision in connection therewith.


                                 RISK FACTORS
No due diligence investigation of the          In connection with the present offering, none of the
underlying bonds or underlying issuer has      depositor, the underwriter or the trustee has (a) made,
been made by the depositor, the underwriter    or will make, any due diligence investigation of the
or the trustee.                                business, operations or condition, financial or otherwise, or creditworthiness of the underlying issuer or (b)
                                               verified, or will verify, any reports or information made
                                               publicly available by the underlying issuer. It is
                                               strongly recommended that prospective investors in the
                                               certificates consider and evaluate publicly available
                                               financial and other information regarding the underlying
                                               issuer. The issuance of the certificates should not be
                                               construed as an endorsement by the depositor, the
                                               underwriter or the trustee of the financial condition or
                                               prospects of the underlying issuer. See "Description of
                                               the Underlying Bonds."

The Underlying Issuer is the only payment      The certificates do not represent an interest in, or
source for the certificates.                   obligation of, the depositor, the trustee or any of
                                               their affiliates. The payments made by the underlying
                                               issuer on the underlying bonds are the only sources of
                                               payment for the certificates. The underlying issuer is
                                               subject to Chapter 9 of the Federal Bankruptcy Code and
                                               any proceeding thereunder could result in delays in
                                               payment, partial payment or nonpayment of the underlying
                                               bonds and, in turn, your certificates. See "Description of the Certificates."

An investment in the certificates will         An investment in the certificates should be made with
subject you to the risks of an investment in   an understanding of the risks that an investment in
fixed rate, investment grade municipal bonds.  securities representing beneficial interests in fixed rate, investment grade municipal bonds may entail,
                                               including the risk that the market value of the
                                               certificates will decline with increases in interest
                                               rates. Although in recent years interest rates have been
                                               declining, the high inflation of prior years, together
                                               with the fiscal measures adopted in response to such
                                               inflation, have resulted in wide fluctuations in interest
                                               rates and thus in the value of fixed rate debt obligations generally. Generally, bonds with longer maturities will
                                               fluctuate in value more than bonds with shorter
                                               maturities.

If a default on the underlying bonds occurs    On the distribution date in o 2003, the trustee will
on or before the distribution date in o,       pay the depositor, to the extent such is available from
then the depositor will share pro rata with    the underlying bonds, an amount equal to interest
the certificateholders in proceeds of the      accrued on the underlying bonds from o to, but
underlying bonds to the extent of its claim    excluding, the original issue date of the certificates. If
for accrued interest.                          the depositor is not paid such amount on such date, it
                                               will have a claim for such amount. In satisfaction of that claim, the depositor will receive its pro rata share,
                                               based on the ratio the amount owed to the depositor bears
                                               to all amounts owed on the certificates in respect of
                                               accrued interest, of any proceeds from the recovery on the underlying bonds. See "Description of the Trust
                                               Agreement."


Certificateholders are not likely to receive   The market value of the underlying bonds may increase
any market value appreciation.                 to a value in excess of their face amounts. However, in
                                               such circumstance it is likely that the call warrant
                                               holder would exercise its right to call the underlying
                                               bonds pursuant to the optional call. The call price of the underlying bonds equals the aggregate outstanding
                                               principal amount of the underlying bonds, plus accrued
                                               interest to the call date. The proceeds received from the
                                               exercise of the optional call will be applied first,
                                               toward the payment of unpaid actual trust expenses and,
                                               thereafter, toward the redemption of the certificates. If
                                               the call warrant holder does exercise its call warrants, a certificateholder generally will receive less than its
                                               pro-rata portion of any proceeds




                                                    8

                                               that would be received from a sale of the underlying bonds in the open market and will not receive any premium or any excess of the underlying bonds' market value over their
                                               face amounts.

A change or withdrawal by any rating agency    At the time of issuance, the certificates will have
of its initial rating may reduce the market    ratings assigned by [Fitch, Moody's and S&P] equivalent
value of the certificates.                     to the ratings of the underlying bonds, which, as of the
                                               date of this prospectus supplement were ["o" by Fitch, "o"
                                               by Moody's and "o" by S&P]. It is expected that the
                                               ratings of the certificates will change if the ratings of
                                               the underlying bonds change.

                                               Any rating issued with respect to the certificates is not
                                               a recommendation to purchase, sell or hold a security
                                               inasmuch as such ratings do not comment on the market
                                               price of the certificates or their suitability for a
                                               particular investor. There can be no assurance that the
                                               ratings will remain for any given period of time or that
                                               the ratings will not be revised or withdrawn entirely by
                                               any rating agency if, in its judgment, circumstances
                                               (including, without limitation, the rating of the
                                               underlying bonds) so warrant. A revision or withdrawal of
                                               any such rating may have an adverse effect on the market
                                               price of the certificates.


                                 THE DEPOSITOR

        The depositor was incorporated in the State of Delaware on April 7, 2003 as an indirect, wholly owned subsidiary of Lehman Brothers Inc., the underwriter of the certificates. The depositor's principal executive office is located at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 526-7000.

                            FORMATION OF THE TRUST

        The trust will be a New York common law trust formed on the issue date of the certificates pursuant to a trust agreement between the depositor and the trustee. At the time of the execution and delivery of the trust agreement, the depositor will deposit the underlying bonds in the trust and the trust will issue the certificates offered hereby. The trustee, on behalf of the trust, will accept the deposit of the underlying bonds and will deliver the certificates in accordance with the instructions of the depositor. The trustee will establish a separate account to hold payments on the underlying bonds and any other funds or other property of the trust. The trustee will be entitled to a fee for its services.

        The underlying bonds have been or will be purchased by the depositor in the secondary market (either directly or through one of its affiliates). The underlying bonds will not be acquired from the underlying issuer as part of any distribution by or pursuant to any agreement with such issuer. The underlying issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying bonds to the depositor or the issuance of the certificates. Lehman Brothers Inc., the underwriter of the certificates and an affiliate of the depositor, participated in the initial public offering of the underlying bonds.

        The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets available therefor. If the underlying issuer fails to make any required payment on the underlying bonds, no entity will have any obligation to make the related payment or distribution with respect to the certificates.

                                USE OF PROCEEDS

        The net proceeds received from the sale of the certificates will be used by the depositor to purchase the underlying bonds.

                      DESCRIPTION OF THE UNDERLYING BONDS

General

        This prospectus sets forth limited information with respect to the underlying bonds and the underlying issuer since it relates only to the certificates offered hereby. All disclosure contained herein with respect to the underlying bonds is derived from the offering documents relating to the underlying bonds and certain documents made publicly available by the underlying issuer. The underlying bonds were originally issued by the City of New York as part of an offering of $o of such securities in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

        No investigation has been made of the City's financial condition or creditworthiness in connection with the issuance of the certificates. In addition, none of the depositor, the underwriter or the trustee have verified the accuracy or completeness of any information made publicly available by the City regarding its financial condition. There can be no assurance that events affecting the underlying bonds or the City have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of any information made publicly available by the City.

        The trust will not have any assets other than the underlying bonds from which to make distributions on the certificates. Consequently, the ability of the certificateholders to receive distributions in respect of the certificates will depend entirely on the trust's receipt of payments on the underlying bonds from the City. Prospective purchasers of the certificates should consider carefully the financial condition and prospects of the underlying issuer and its ability to make payments on the underlying bonds.

Terms of the Underlying Bonds

        The underlying bonds consist of $o aggregate principal amount of tax-exempt General Obligation Bonds Fiscal o Series o issued by the City on o. The interest rate on the underlying bonds is o% per annum; interest is payable semi-annually. The final scheduled payment date on the underlying bonds is o.

        The underlying bonds are general obligations of the City and were issued pursuant to the Constitution and laws of the State of New York and the City's Charter and in accordance with bond resolutions of the City's Mayor and a certificate of its Deputy Comptroller for Public Finance. The underlying bonds contain a pledge of the City's faith and credit for the payment of the principal of, redemption premium, if any, and interest on the underlying bonds. All real property subject to taxation by the City will be subject to the levy of ad valorem taxes, without limitation as to rate or amount, to pay the principal of, redemption premium, if any, and interest on the underlying bonds.

Optional Redemption

        The underlying issuer has the right to redeem the underlying bonds, in whole or in part, on any date occurring on or after o, upon 30 days' notice to holders of the underlying bonds. The redemption price, which we refer to herein as the "optional redemption price," payable by the underlying issuer in the case of any such redemption shall equal the following prices, expressed as a percentage of the principal amount of the underlying bonds, together with accrued and unpaid interest, if any, to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning on o of the years indicated below:

                          Year                  Redemption Price
                          ----                  -----------------




        and at 100% on or after o.

        On and after any redemption date, interest will cease to accrue on any underlying bonds called for redemption.

Enforceability of City Obligations

        The City has pledged its faith and credit for the payment of the principal of, and interest on, all City indebtedness. Holders of City debt obligations have a contractual right to full payment of principal and interest at maturity. If the City fails to pay principal or interest, the trustee, as holder of the underlying bonds, has the right to sue and is entitled to the full amount due, including interest to maturity at the stated rate and at the rate authorized by law thereafter until payment. Under the General Municipal Law of the State of New York, if the City fails to pay any money judgment, it is the duty of the City to assess, levy and cause to be collected amounts sufficient to pay the judgment.

        The rights of the trustee, as holder of the underlying bonds, to receive interest, principal and redemption premium, if any, from the City could be adversely affected by a restructuring of the City's debt under Chapter 9 of the Federal Bankruptcy Code. No assurance can be given that any priority of holders of City securities (including the underlying bonds) to payment from money retained in the City's general debt service fund or from other sources would be recognized if a petition were filed by or on behalf of the City under the Federal Bankruptcy Code or pursuant to other subsequently enacted laws relating to creditors' rights; such money may then be available for the payment of all City creditors generally.

Continuing Disclosure Undertaking

        The offering documents for the underlying bonds provide that, to the extent that (i) Rule 15c2-12 (the "Rule") of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the underwriters of the underlying bonds to determine, as a condition to purchasing the underlying bonds, that the City will covenant to the effect of the undertaking described below, and (ii) said rule as so applied is authorized by a Federal law that as so construed is within the powers of Congress, the City shall provide:

               (a) within 185 days after the end of each fiscal year, to each nationally recognized municipal securities information repository and to any New York State information depository, core financial information and operating data for the prior fiscal year, including
        (i) the City's audited general purpose financial statements, prepared in accordance with generally accepted accounting principles in effect from time to time, and (ii) material historical quantitative data on the City's revenues, expenditures, financial operations and indebtedness; and

               (b) in a timely manner, to each nationally recognized municipal securities information repository or to the Municipal Securities Rulemaking Board, and to any New York State information depository, notice of any of the following events with respect to the securities, if material:

                      (1) principal and interest payment delinquencies;

                      (2) non-payment related defaults;

                      (3) unscheduled draws on debt service reserves
                          reflecting financial difficulties;

                      (4) unscheduled draws on credit enhancements
                          reflecting financial difficulties;

                      (5) substitution of credit or liquidity providers,
                           or their failure to perform;

                      (6) adverse tax opinions or events affecting the
                          tax-exempt status of the security;

                      (7) modifications to rights of security holders;

                      (8) bond calls;

                      (9) defeasances;

                     (10) release, substitution, or sale of property
                          securing repayment of the securities;

                     (11) rating changes; and

                     (12) failure of the City to comply with clause (a)
                          above.

        No holder of underlying bonds may institute any suit, action or proceeding at law or in equity for the enforcement of the undertaking set forth above or for any remedy for breach thereof, unless such holder shall have filed with the Corporation Counsel of the City evidence of ownership and a written notice of and request to cure such breach, and the City shall have refused to comply within a reasonable time. All such proceedings shall be instituted for the equal benefit of all holders of the outstanding securities benefited by the same or a substantially similar covenant, and no remedy shall be sought or granted other than specific performance of the covenant at issue.

        Amendments of the above undertaking are permitted in certain limited circumstances.

        The offering document for the underlying bonds provides that as of the date of such offering document, there was no New York State information depositary and that the nationally recognized municipal securities information repositories are: Bloomberg Municipal Repository, 100 Business Park Drive, Skillman, New Jersey 08558; Standard & Poors J.J. Kenny Repository, Inc., 55 Water Street, 45th Floor, New York, New York 10041; DPC Data Inc., One Executive Drive, Fort Lee, New Jersey 07024; and Interactive Data, 100 William Street, New York, New York 10038, Attn: Repository.

Further Information

        The offering document for the underlying bonds provides that copies of the most recent financial plan submitted to the City's Control Board are available upon written request to the Office of Management and Budget, General Counsel, 75 Park Place, New York, New York 10007, and that copies of the published Comprehensive Annual Financial Reports of the Comptroller are available upon written request to the Office of the Comptroller, Deputy Comptroller for Public Finance, Fifth Floor, Room 517, Municipal Building, One Centre Street, New York, New York 10007. Such offering document also provides that financial plans are prepared quarterly and that the Comprehensive Annual Financial Report of the Comptroller is typically prepared at the end of October of each year.

                        DESCRIPTION OF THE CERTIFICATES

General

        The certificates will be issued pursuant to the trust agreement between the depositor and the trustee. See "Description of the Trust Agreement." The certificates will represent, in the aggregate, all of the beneficial ownership interests in the assets of the trust, which will consist of (a) the underlying bonds and (b) all payments on or collections with respect to the underlying bonds after the original issue date of the certificates. See "--Optional Redemption of Underlying Bonds" for a discussion of the circumstances under which underlying bonds may be redeemed at the option of the underlying issuer and "--Optional Call" for a discussion of the circumstances under which the underlying bonds may be called (and the certificates correspondingly redeemed, at the option of the call warrant holder). The property of the trust will be held by or on behalf of the trustee for the benefit of the holders of the certificates.

        The certificates will not represent an obligation of the depositor, the trustee or any other entity.

        The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. The certificates will be issued in denominations of $25.

Nature of the Certificates

        The depositor will arrange for the issuance of the certificates by the trust and will sell the underlying bonds to the trust in exchange for the proceeds of the issuance of the certificates. The certificates are "pass-through" securities that represent undivided beneficial ownership interests in the assets of the trust. All payments on the underlying bonds received by the trust, after payment of required trust expenses, will be "passed through" to certificateholders.

        The certificates will entitle their holders to receive distributions from payments by the underlying issuer on the underlying bonds, but only to the extent of such payments if and when made. If the underlying issuer fails to make any required payment on the underlying bonds, then the trust will not be able to distribute any amounts with respect to that payment to the holders of the certificates. All of the certificates will share in payments and losses on the underlying bonds on a pro rata basis. As used herein with respect to the certificates, the term "pro rata basis," or any similar term, is meant to be determined by reference to the respective principal balances of the certificates held by holders.

        Because the certificates will represent beneficial ownership interests in the assets of the trust and will not be debt instruments that are obligations of the depositor, the trustee or any other entity, they technically will not have a principal amount that must be repaid or bear any interest. However, because the distributions on the certificates primarily will represent distributions of principal of and premium, if any, and interest on the underlying bonds, for convenience we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as "principal" and to distributions that represent the yield on an investment as "interest," in accordance with customary market practice.

        The depositor or an affiliate of the depositor or the underwriter may purchase certificates at any time and at any price in the open market or otherwise.

Collections and Distributions

        Each certificate evidences the right to receive, to the extent received on the underlying bonds and after payment of required trust expenses, a semi-annual distribution of interest on o and o of each year, commencing o and a distribution of principal in an amount not to exceed the outstanding principal balance of such certificate on o, or prior to such date upon any call of the underlying bonds in connection with the exercise of the call warrants or upon any redemption of the underlying bonds by the underlying issuer.

        If a date on which the trustee receives funds with respect to the underlying bonds is not a business day, distributions on the certificates will be made on the next succeeding business day without any additional payment. In the context of the certificates, the term "business day" means any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in the City of New York.

        The certificates will initially have a distribution rate, after payment of required trust expenses of o% per year.

        Except as otherwise provided herein collections on the underlying bonds that are received by the trustee will be deposited from time to time into a segregated account maintained or controlled by the trustee for the benefit of the holders of the certificates, which we refer to herein as the "certificate account." On each distribution date, the trustee will apply those collections in the following order of priority, solely to the extent of Available Funds (as defined below) on such distribution date:

        The interest portion of Available Funds will be paid:

               (1) first, to the trustee, for payment of any actual trust expenses; and

               (2) second, to the holders of the outstanding certificates, pro rata, in accordance with the principal balances of their certificates.

        The portion of Available Funds attributable to principal and premium, if any, will be paid to the holders of the outstanding certificates, pro rata, in accordance with the principal balances of their certificates, thereby reducing each certificateholder's aggregate principal balance by an amount equal to the pro rata share of the principal amount of the underlying bonds paid at their maturity on the final scheduled distribution date, exclusive of any premium.

        Notwithstanding the foregoing, if the underlying bonds are redeemed, prepaid or liquidated in whole or in part due to the occurrence of a default on the underlying bonds, Available Funds will be allocated:

               (1) first, to the trustee, for payment of any actual trust expenses; and

               (2) thereafter, to the holders of the outstanding certificates, pro rata, in accordance with the principal balances of their certificates.

        "Available Funds" for any distribution date means the sum of all amounts received by the trustee on or with respect to the underlying bonds from but excluding the previous interest distribution date (or, if none, the original issue date of the certificates) to and including that distribution date, exclusive of any amounts received by the trustee during that period and distributed on a special distribution date as described in the immediately succeeding paragraph.

        If the trustee receives a payment on the underlying bonds after the date on which that payment was due, or as a result of the optional redemption of the underlying bonds by the underlying issuer or the exercise of the call warrants by their holder, in either case, prior to their stated maturity date, then the trustee will make a special pro rata distribution of that payment on the business day following receipt of that payment. No additional amounts will accrue on the certificates or be owed to certificateholders as a result of any delay in payment referred to in the preceding sentence; provided, however, that any additional interest owed and paid by the underlying issuer to the trustee as a result of a delay shall be distributed to the certificateholders on a pro rata basis. See "--Optional Redemption of Underlying Bonds" and "--Optional Call."

        Distributions on the certificates on each distribution date and on each special distribution date will be made to each certificateholder as of the calendar date preceding such distribution date or special distribution date, as the case may be, by check mailed to each such certificateholder at its address of record. Principal, premium, interest and other distributions on the certificates on the final scheduled distribution date, on any special distribution date resulting from the optional redemption of underlying bonds will be made in immediately available funds against presentation and surrender of those certificates. Notwithstanding the foregoing, distributions on certificates represented by a global certificate will be made to DTC or its nominee, as holder of such global certificate, as described below under "--Book-Entry Issuance."

        All amounts received by the trustee on or with respect to the underlying bonds that are not able to be distributed to certificateholders on the date of receipt shall be invested by the trustee in eligible investments (as defined below). Income on eligible investments will constitute property of the trust and will be included in Available Funds. As used in this section, "eligible investments" means investments which are consistent with the trust's status as a grantor trust for U.S. federal income tax purposes and the tax-exempt nature of the certificates and acceptable to the applicable rating agencies as being consistent with their ratings of the certificates. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the next distribution date.

Optional Redemption of Underlying Bonds

        The underlying bonds are subject to redemption, in whole or in part, at the option of the underlying issuer prior to their stated maturity date at the optional redemption price. See Description of the Underlying Bonds--Optional Redemption above. The trustee will promptly deliver any notice received by it with respect to the optional redemption of any underlying bonds to the certificateholders.

        The amount received by the trust in connection with any optional redemption will be distributed in the manner set forth in "--Collections and Distributions" above. Upon any optional redemption of underlying bonds, each certificateholder's aggregate principal balance will be reduced by an amount equal to its pro rata share of the principal amount of the underlying bonds paid upon redemption, exclusive of any premium.

Optional Call

        The underlying bonds will be subject to call warrants which will be exercisable, in whole but not in part, upon not less than fifteen (15) days' prior notice to the trustee, on any business day occurring (i) on or after o,
(ii) after the underlying issuer announces that it will redeem (including as a result of an optional redemption), prepay or otherwise make an unscheduled payment on the underlying bonds, (iii) after the trustee notifies the certificateholders of any proposed sale of the underlying bonds, or (iv) on the date on which a tender offer for some or all of the underlying bonds is consummated. Upon exercise of the call warrants, the call warrant holder will remit an amount, which we refer to herein as the "call price," to the trustee equal to the aggregate outstanding principal amount of the underlying bonds plus accrued and unpaid interest thereon to the call date. If the call warrant holder exercises the call warrants, the trustee will notify the certificateholders by mail at least 10 days before the call date.

        Immediately after receiving payment, the trust will transfer such underlying bonds to the holder of the call warrants. Any such exercise of the call warrants will cause a redemption of the certificates for an amount, net of any unpaid actual trust expenses, equal to the outstanding principal balance of the certificates plus accrued and unpaid interest to the call date, which redemption shall be effected with the cash proceeds received by the trust from the exercise of the call warrants. If the warrant holder fails to make the required payment on the call date, the underlying bonds will not be transferred, and the certificates will not be redeemed. Any such failure will not affect the call warrant holder's right to exercise the call warrants at a later date.

Default on Underlying Bonds

        If a default on the underlying bonds actually known to the trustee occurs, the trustee will promptly give notice to DTC or, for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates thereof. Such notice will set forth (i) the identity of the issue of underlying bonds, (ii) the date and nature of such default, (iii) the amount of interest or principal in default, (iv) the certificates affected by the default and (v) any other information which the trustee may deem appropriate.

        Unless otherwise instructed by holders of certificates representing a majority in outstanding principal balance, 30 days after giving notice of a default, the trustee will sell the underlying bonds and distribute the proceeds as described below.

        If the Trustee receives money or other property in respect of the underlying bonds (other than a scheduled payment on or with respect to an interest payment date) as a result of a default (including from the sale thereof), the trustee will promptly give notice as provided in the trust agreement to DTC, or for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates then outstanding and unpaid. Such notice will state that the trustee will distribute such money or other property, in the case of money, not later than two business days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

        Interest and principal payments on the underlying bonds are payable solely by the underlying issuer. The right of the trust to receive payment from the underlying issuer could be adversely affected by a restructuring of the underlying issuer's debt under Chapter 9 of the Federal Bankruptcy Code or by its general inability to satisfy its obligations.

Book-Entry Issuance

        The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC. So long as the certificates are represented by one or more global certificates, DTC's nominee will be the sole certificateholder under the trust agreement. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No purchaser of any certificate will be entitled to receive a certificate representing such person's interest registered in its name, except as set forth below under "--Definitive Certificates."

        The information set out below regarding DTC is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. The information set forth below has been obtained from sources that the depositor believes to be reliable, but neither the depositor nor the underwriter takes any responsibility for the accuracy or completeness of the information. Neither the depositor nor the underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        DTC has advised the depositor that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include the underwriter and other securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations ("DTC participants"). Indirect access to the DTC system is also available to other such banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ("indirect DTC participants"). DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, and rules applicable to DTC and its participants are on file with the SEC.

        Transfers of ownership or other interests in the certificates in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of the certificates. DTC's records reflect only the identity of the DTC participants to whose accounts the certificates are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the certificates to their customers.

        So long as DTC, or its nominee, is the holder of a global certificate, distributions on a global certificate will be made in immediately available funds to DTC. DTC's practice is to credit DTC participants' accounts on the applicable payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the trustee. Disbursement of payments to DTC participants will be DTC's responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

        Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

        Ownership of interests in the global certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own. Consequently, the ability to transfer beneficial interests in the global certificates is limited to such extent.

        Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Upon the optional redemption of any underlying bonds, notices will be sent to Cede & Co. If less than all of the principal balance of the global certificates is affected, DTC will reduce the amount of the interest of each DTC participant in those global certificates on a pro rata basis.

        According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Definitive Certificates

        The certificates represented by a global certificate will be exchangeable for definitive certificates if (a) DTC notifies the depositor that it is unwilling or unable to continue as depositary for the global certificates or the depositor determines that DTC is unable to continue as depositary, and the depositor thereupon fails to appoint a successor depositary to DTC within 60 calendar days or (b) the depositor, in its sole discretion, at any time determines not to have certificates represented by global certificates. Any certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in such names as DTC shall direct.

        The paying agent for the certificates in the Borough of Manhattan is currently the corporate trust office of o, located at o.

        In the event definitive certificates are issued, the holders of definitive certificates will be able to transfer their certificates, in whole or in part, by surrendering them for registration of transfer at the office of
o duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the trustee. Upon surrender, the trustee will authenticate and deliver new certificates to the designated transferee in the aggregate principal balance being transferred, and a new certificate for any principal balance not being transferred will be issued to the transferor. The trustee will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other government charge payable in connection with the transfer.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

        The certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement. The assets of the trust created under the trust agreement will consist of:

        o  the underlying bonds; and

        o all collections or payments received in respect of the underlying bonds due after o.

        On the distribution date occurring in o, the trustee will cause the trust to pay the depositor, to the extent such is available from the underlying bonds, an amount equal to interest accrued on the underlying bonds from o to, but excluding, the original issue date of the certificates. If the depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the depositor will receive its pro rata share, based on the ratio the amount owed the depositor bears to all amounts owed on the certificates in respect of accrued interest, of any proceeds from the recovery on the underlying bonds.

        The following summary of certain provisions of the trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

        o, a o, or any successor trustee, will act as trustee for holders of the certificates pursuant to the trust agreement. The trustee's offices are currently located at o and its telephone number is o.

        The trustee will be entitled to receive a fee for its services as trustee for holders of the certificates payable, on each distribution date in an amount equal to the product of (i) the aggregate principal balance of the outstanding certificates on the business day immediately preceding that interest distribution date and (ii) o%. In addition, the trustee will incur legal, accounting, rating agency and other expenses from time to time on behalf of the trust which will be payable on the next succeeding distribution date.

        The trustee may resign or may be removed by the depositor at any time, in which event the depositor will be obligated to appoint a successor trustee. Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state thereof, have combined capital and surplus of at least $o, and be subject to supervision or examination by U.S. federal or state banking authorities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor trustee.

        The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (a) that constitutes a specific liability of the trustee under the trust agreement or (b) incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach, or by a reckless disregard of the trustee's obligations and duties under the trust agreement.

Events of Default

        An event of default (an "event of default") with respect to the certificates under the trust agreement will consist of:

        o a default in the payment of any interest on the underlying bonds after the same becomes due and payable (subject to any applicable grace period);

        o a default in the payment of the principal of or any installment of principal of the underlying bonds when the same becomes due and payable; and

        o any other event specified as an event of default in the documents relating to the underlying bonds.

        The trust agreement will provide that, within 30 days after the occurrence of an event of default in respect of the certificates, the trustee will give to the holders of such certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal, if any, or interest on the underlying bonds, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

        No holder of any certificate will have the right to institute any proceeding with respect to the trust agreement, unless (i) the holder previously has given the Trustee written notice of a continuing breach, (ii) the holders of certificates evidencing not less than 66-2/3% of the aggregate principal balance of the certificates have requested in writing that the trustee institute such proceeding in its own name as trustee, (iii) the holder has offered the trustee reasonable indemnity, (iv) the trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the trustee during such 15-day period by the holders of certificates of evidencing not less than 66-2/3% of the aggregate principal balance of the certificates.

Voting Rights of the Certificates

        The voting rights of the certificates will be allocated among the certificateholders in proportion to the principal balances of their respective outstanding certificates held on any date of determination.

Amendment

        The trust agreement may be amended by the depositor and the trustee, without notice to or consent of the certificateholders, for specified purposes, including:

        o    to cure any ambiguity in the trust agreement,

        o to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision therein,

        o to add to the covenants, restrictions or obligations of the depositor for the benefit of the certificateholders,

        o to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or

        o to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee.

        Without limiting the generality of the foregoing, the trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of a majority in aggregate principal balance of the then outstanding certificates for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the holders of certificates; provided, however, that the consent of the holders of all of the outstanding certificates shall be required in the event any such amendment would:

        o alter the pass-through nature of any payments received with respect to the underlying bonds or the amount or timing of their distribution to certificateholders,

        o reduce the principal balance of the certificates except upon payment on the final scheduled distribution date or the optional redemption or call of underlying bonds, or

        o reduce the aforesaid percentages required for the consent to any amendment with the consent of the holders of the certificates.

        Notwithstanding anything to the contrary contained herein, the trust agreement may not be amended if any such amendment would (1) require the trust to be registered under the Investment Company Act, (2) cause the trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the trust for U.S. federal income tax purposes, (3) alter the tax-exempt nature of the distributions of principal and interest by the trust, (4) result in a sale or exchange of any certificate for tax purposes, (5) result in a downgrade or withdrawal by S&P, Moody's or Fitch of its then current rating of the certificates or (6) substitute debt securities of another issuer for underlying bonds.

Voting of Underlying Bonds

        The trustee, as holder of the underlying bonds, has the right to vote and give consents and waivers in respect of the underlying bonds as permitted by DTC and except as otherwise limited by the trust agreement; provided, however, that the trustee shall at no time vote on or consent to any matter unless such vote or consent would not (based on an opinion of counsel) cause the trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code. In the event that the trustee receives a request from DTC, the underlying issuer or any trustee in respect of the underlying bonds for the trustee's consent to any amendment, modification or waiver of the underlying bonds or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the underlying bonds, the trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The trustee shall request instructions from such certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.

        Except as set forth below, the trustee shall consent or vote, or refrain from consenting or voting each of the underlying bonds in the same proportion (based on the relative certificate principal balances) as the holders of the certificates consented or voted or refrained from consenting or voting as of a date determined by the trustee prior to the date on which the consent or vote on the underlying bonds is required; provided, however, that, except during the continuance of a default in respect of the underlying bonds, the unanimous consent of the certificateholders and the holders of the call warrants shall be required for any matter which would alter the timing or amount of any payment on the underlying bonds. The trustee shall have no liability for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the trustee from the certificateholders.

        In the event that an offer is made by the underlying issuer to issue new obligations in exchange and substitution for the underlying bonds or any other offer is made for the underlying bonds, the trustee will notify the certificateholders of such offer as promptly as practicable. Subject to the call warrant holder's rights to call in the event of a tender offer for the underlying bonds, the trustee must reject any such offer unless a default on the underlying bonds has occurred and is continuing and the trustee (x) is directed by the affirmative vote of the holders of all of the outstanding certificates and the holders of all of the outstanding call warrants to accept such offer and (y) has received the tax opinion described above.

        If, during the continuance of a default on the underlying bonds, the trustee is so directed by a majority of the holders of the outstanding certificates and a majority of the holders of the call warrants, the trustee will vote the underlying bonds in favor of either (x) directing or taking such action as may be appropriate to declare the unpaid principal amount of the underlying bonds and any accrued and unpaid interest thereon to be due and payable or (y) approving any requested amendment of the underlying bonds, including any amendment which would alter the timing or amount of any payment on the underlying bonds.

Meetings of Holders

        Holders of the certificates may take any action at a separate meeting of holders of certificates convened for that purpose or by written consent. The trustee will mail to each holder of certificates a notice of any meeting at which holders are entitled to take any action or notice of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

        o the date of the meeting or the date by which the action is to be taken;

        o a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

        o    instructions for the delivery of proxies or consents.

Replacement Certificates

        If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in The City of New York, upon payment by the holder of such expenses as may be reasonably incurred by the trustee in connection with such replacement and the furnishing of such evidence and indemnity as such trustee may reasonably require. Mutilated certificates must be surrendered before new certificates will be issued.

Governing Law

        The certificates and the trust agreement will each be governed by, and construed in accordance with, the laws of the State of New York.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

In General

        The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Certificates as part of a straddle, "hedging" or "conversion" transaction for tax purposes) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary assumes that the certificates will be held by the holders thereof as capital assets as defined in the Code and describes the consequences of certificates which represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the certificates or any federal alternative minimum tax or estate and gift tax considerations. Furthermore, based upon the nature of the underlying bonds, this summary assumes that the certificates will be held only by investors who qualify as U.S. Holders and, consequently, does not address any federal income tax consequences to any investor who is a non-U.S. Certificateholder. Prospective investors who do not qualify as a U.S. Holder are urged to consult with their own tax advisors with regard to the U.S. federal income tax consequences of purchasing, holding and disposing of the certificates.

        For purposes of this discussion, "U.S. Holder" means a certificateholder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and with respect to which one or more U.S. persons have the authority to control all of the trust's substantial decisions, a trust that has elected to be treated as a "domestic trust" or a partnership to the extent the interests therein are beneficially owned by any of the persons described in this sentence. A "Non-U.S. Certificateholder" means a person other than U.S. Holders and certificateholders subject to rules applicable to former citizens and residents of the United States.

        Prospective investors are urged to consult their own tax advisors with regard to the federal tax consequences of purchasing, holding and disposing of the certificates in their own particular circumstances, as well as the tax consequences arising under the federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which they may be subject.

Tax Status of Trust

        In the opinion of Sidley Austin Brown & Wood LLP ("U.S. Federal Tax Counsel"), the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The trustee intends to take the position that, although not free from doubt, the trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, the trust will not be subject to U.S. federal income tax and each certificateholder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying bonds allocable to such certificates, and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the trust. No assurance can be given that the Service will agree with the foregoing characterization of the trust or that if challenged that such a characterization will prevail.

        For example, if the trust were to be classified as a partnership for federal income tax purposes instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying bonds by the trust would be allocated to the certificateholders as the partners in such a tax partnership according to their respective interests in such trust. The amount of income reportable by the certificateholders as partners in such a tax partnership could differ from that reportable by the certificateholders as holders of interests in a grantor trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the effect upon them that any re-characterization may have.

        Classification of the trust as a corporation would result in a substantial reduction in the after-tax yield to an owner of a certificate because such corporate classification would cause all or a portion of any distributions to be treated as taxable dividend income. Because the trustee will treat the trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust such as those discussed above.

        The following discussion assumes that the trust is, and the certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

Tax-Exempt Status of Interest on the Underlying Bonds

        On the original date of issuance of the underlying bonds, nationally recognized bond counsel rendered its opinion to the effect that, based on the law in effect of the date of original issuance, interest on such bonds is excludable from gross income for federal income tax purposes and is not a specific preference item for purposes of the Federal individual or corporate alternative minimum tax (assumes the underlying bonds are non-AMT bonds). Such opinion speaks only as of the date it was delivered. Federal income tax law requires that the underlying issuer (and in some cases, other persons) comply with certain ongoing requirements subsequent to the issuance and delivery of the underlying bonds for interest on such bonds to remain excludable from gross income for federal income tax purposes, and failure to satisfy such requirements could cause interest on the underlying bonds to be taxable retroactively to the date the underlying bonds were issued.

        In connection with the issuance of the certificates, U.S. Federal Tax Counsel has not independently determined that, and does not express any opinion with respect to whether, interest on the underlying bonds is excludable from gross income for federal income tax purposes. U.S. Federal Tax Counsel has assumed the continuing correctness of the opinion of bond counsel delivered in connection with the original issuance of the underlying bonds relating to the exclusion from gross income of interest on the underlying bonds and has not independently verified whether any events or circumstances have occurred since the date such opinions were rendered that would adversely affect the conclusions set forth therein. In addition, U.S. Federal Tax Counsel has not undertaken to determine or to inform certificateholders regarding whether such events or circumstances have occurred or will occur at any time during the existence of the Trust or to take any action with respect thereto. It is expressly assumed in discussing the relevant Federal income tax considerations throughout the remaining portion of this section, that interest on the underlying bonds is excludable from gross income for federal income tax purposes.

        The underlying bonds will be subject to call warrants, which allow the holder of the call warrants to purchase the underlying bonds from the trust at a call price equal to the aggregate outstanding principal amount of the underlying bonds plus accrued and unpaid interest thereon. The holder of the call warrant is not required, however, to exercise the call warrant with respect to the underlying bonds prior to their stated maturity and would not be expected to exercise the call warrant in the event that the market value of the underlying bonds decrease or if there is an event of default on the underlying bonds. The following discussion assumes that the form of the transaction will be respected and the trust will be treated as the owner of the underlying bonds. If the Service were to challenge this position, and the trust were found not to be the owner of the underlying bonds, the distributions to the certificateholders may be subject to income tax.

Income of U.S. Certificateholders

        The purchase of a certificate, for federal income tax purposes, represents the purchase of an undivided interest in the underlying bonds and the grant of a call option with respect to the underlying bonds. The purchase price allocable to the interest in the underlying bonds should equal such interest's fair market value (the "Allocated Purchase Price"). Any amount by which the fair market value of the underlying bonds exceeds the purchase price of the certificates represents an option premium deemed paid by the call warrant holder for the call warrant. See the discussion below under "Market Discount." Any difference between the amount payable at maturity of the underlying bonds over the initial issue price thereof generally represents original issue discount. See the discussion below under "Original Issue Discount on Underlying Bonds." For information reporting purposes, the trust intends to make a reasonable estimate of the value of the call warrant and will use such valuation in determining the Allocated Purchase Price for the underlying bonds. The remainder of this discussion assumes that the trust's determination of the Allocated Purchase Price will be respected. Prospective investors are urged to consult with their tax advisors regarding the foregoing.

        Tax-Exempt Income. The certificates represent ownership interests in 100% of the liquidation amount of the underlying bonds and 100% of the distributions payable on the underlying bonds. Assuming the underlying bonds are purchased at par, and subject to the discussion in the paragraph below, the trust intends to take the position that the certificates do not represent an interest in securities having market discount. Based upon the foregoing and assuming the certificates are purchased at par, it is reasonable for each certificateholder to report on its U.S. federal income tax return, in a manner consistent with its method of tax accounting, its share of the distribution income earned by the trust with respect to the underlying bonds.

        Distributions from the trust of interest on the underlying bonds will be excluded from gross income for Federal income tax purposes to the same extent as if the interest on the underlying bonds were paid directly to a certificateholder.

        Premium or Optional Redemption of the Underlying Bonds. Premium paid by the underlying issuer upon optional redemption of the underlying bonds will not be excluded from gross income for Federal income tax purposes.

        Original Issue Discount on Underlying Bonds. On the original date of issuance of the underlying bonds, nationally recognized bond counsel rendered its opinion that the original issue discount on the underlying bonds is excludable from gross income for federal income tax purposes. Generally, original issue discount accrues in accordance with a constant yield method based on the compounding of interest. Unaccrued original issue discount on the underlying bonds will accrue over the remaining life of the underlying bonds in accordance with a constant yield method based on the compounding of interest. A portion of original issue discount that accrues in each year to a corporation will be included in the calculation of the corporation's federal alternative minimum tax liability. In addition, original issue discount that accrues in each year is included in the calculation of the distribution requirements of certain regulated investment companies and may result in some of the collateral federal income tax consequences discussed herein. Consequently, certificateholders should be aware that the accrual of original issue discount in each year may result in an alternative minimum tax liability, additional distribution requirements or other collateral federal income tax consequences although cash attributable to such original issue discount in such year has not been received.

        Market Discount. Market discount may arise in connection with the sale of the certificates by the initial purchasers thereof and the existence of market discount may affect the price of the certificates in such subsequent sales. To the extent that a certificateholder is deemed to have purchased its pro rata undivided interest in any underlying bonds at a market discount in excess of a de minimis amount (i.e., the purchase price of a certificate allocable to such underlying bonds is less than either (a) the underlying bond's stated redemption price or, (b) in a case where the underlying bond has been issued with original issue discount, its adjusted issue price) the certificateholder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, such underlying bonds (and hence, the certificates) as taxable interest income to the extent of the market discount that accrued while that certificateholder held the certificate. Market discount is considered to be de minimis if it is less than one-quarter of one percent of the underlying bond's stated redemption price multiplied by the number of complete years to maturity remaining after a certificateholder acquired the certificate. Alternatively, instead of including market discount when principal payments are made or when the bond is sold or redeemed, etc., a certificateholder may elect to include market discount in taxable income on a current basis. A certificateholder that defers rather than currently includes market discount with respect to a certificate may be required to also defer the deduction for a portion of the interest on any indebtedness incurred or continued to purchase or carry the certificate, until the deferred income is realized.

Deductibility of Fees and Expenses

        Limitation on the Deductibility of Interest Deductions. The Code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying a tax-exempt obligation. A purpose to carry tax-exempt obligations will be inferred whenever a taxpayer owns tax-exempt obligations and has outstanding indebtedness which is neither directly connected with personal expenditures nor incurred in connection with the active conduct of a trade or business. Consequently, certificateholders will not be permitted to deduct interest paid on indebtedness incurred or continued for the purpose of purchasing or carrying the certificates in calculating their Federal income tax liability.

        Trust Expenses. The trust has incurred and will incur various expenses in connection with its ongoing administration and operation. Payments for services generally are deductible if the payments are ordinary and necessary expenses, are reasonable and are in an amount and are for services performed during the taxable year in which paid or accrued. However, the Code prohibits the deduction of any expense otherwise allowable under Code Section 212 which is allocable to tax-exempt interest income. Consequently, certificateholders will not be permitted to deduct their respective shares of the trust's expenses in calculating their Federal income tax liability.

Sale or Exchange by Certificateholders

        If a certificate is sold or exchanged for a different security or redeemed, the certificateholder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or redemption and the certificateholder's adjusted basis in the certificate. A certificateholder's adjusted basis in a certificate will equal (a) the certificateholder's cost, increased by any accrued original issue discount and market discount previously included in income with respect to the certificate prior to its sale, and (b) reduced by principal payments, if any, previously received with respect to the certificate and any bond premium amortization. Except to the extent that the amount realized from disposing of a certificate represents payment for qualified stated interest that has been accrued but not yet taken into income, the gain or loss recognized on the sale, exchange or redemption of a debt instrument will generally be capital gain or loss if the certificate was held as a capital asset. However, gain or loss will be ordinary to the extent of any accrued market discount. The purchase of a certificate represents the purchase of an interest in the underlying bonds and the issuance of a call in the form of the call warrant on the certificates. Accordingly, under the Code, the issuance of the call warrant likely represents a straddle with respect to the underlying bonds, and if so, under Code Section 1092 any gain realized upon the sale, exchange or redemption of a certificate will be short-term capital gain or loss regardless of how long the certificate was held by the certificateholder at the time of the disposition.

Information Reporting and Backup Withholding

        All taxpayers are required to report for informational purposes on their Federal income tax returns the amounts of tax-exempt interest they receive, which would include their share of the interest earned on the underlying bonds held in the trust. The trust will file information returns as required and will provide applicable tax information to each certificateholder of a certificate following the close of each calendar year.

        Backup withholding of U.S. federal income tax may apply to payments made with respect to a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made with respect to a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption.

        In addition, upon the sale of a certificate to (or through) a "broker," the broker must backup withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is not a U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met).

        Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

        Potential certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Interest income that is excludable from gross income for federal income tax purposes is generally subject to state taxes, except in the state in which the bond issuer is located. Potential certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Collateral Tax Consequences

        The Code contains provisions that could result in other tax consequences as a result of the ownership of the certificates and an interest in the underlying bonds or the inclusion in certain computations including, without limitation, those related to the corporate alternative minimum tax, of interest that is excluded from gross income.. Thus, ownership of the certificates may result in collateral Federal income tax consequences to certain taxpayers including, without limitation, financial institutions, regulated investment companies, property and casualty insurance companies, certain foreign corporations doing business in the United States, certain S corporations with excess passive income, individual recipients of Social Security or Railroad Retirement benefits, and taxpayers who may be deemed to have incurred or continued indebtedness to purchase or carry tax-exempt obligations. The Code contains provisions that may result in the limitation or denial of any tax deduction or any adjustment to a certificateholder's basis in its certificate with respect to the payment of any expenses, including such certificateholder's share of expenses and certain other amounts paid in connection with the purchase or carrying of its certificate. Prospective purchasers of the certificates should consult their tax advisors as to the potential applicability of these or any other collateral tax consequences.

Future Legislation

        Various proposals have been, or may be, introduced before the Congress from time to time to restrict or eliminate the Federal income tax exemption or to impose certain collateral tax consequences on the ownership of municipal obligations (such as the underlying bonds). Legislative and regulatory actions and proposals may affect the economic value of tax exemption or market prices of the underlying bonds and the certificates. No prediction can be made regarding what additional legislation, if any, may be proposed with respect to the tax-exempt status of interest on municipal obligations, nor can any prediction be made whether any legislation, if enacted would apply to the certificates or the trust. Accordingly, certificateholders are advised to consult their tax advisors regarding the tax consequences arising from ownership of the certificates.

                         CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as applicable, impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Code and (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each a "Plan"). The certificates are not designed as an investment for Plans, and each purchaser and other transferee of the certificates will be deemed to have represented that it is not (and is not deemed for purposes of ERISA and Section 4975 of the Code to be) and for so long as it holds certificates will not be (or deemed for such purpose to be) a Plan.

                            METHOD OF DISTRIBUTION

        Pursuant to an underwriting agreement dated as of o (the "Underwriting Agreement"), the depositor has agreed to sell and Lehman Brothers Inc., which we refer to herein as the "underwriter," has agreed to purchase, the certificates.

        The underwriter has agreed, subject to certain terms and conditions set forth in the underwriting agreement, to purchase all certificates offered hereby if any certificates are purchased.

        The depositor has been advised by the underwriter that it proposes initially to offer the certificates to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession not in excess of $o per certificate. The underwriter may allow and such dealers may reallow a concession not in excess of $o. After the initial public offering, the public offering price and the concessions may be changed.

        The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

        The underwriter is an affiliate of the depositor and the participation by the underwriter in the offering of the certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

        In connection with the sale of the certificates, Securities and Exchange Commission rules permit the underwriter to engage in transactions that stabilize the price of the certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the certificates. The underwriter may create a short position in the certificates in connection with the offering. That means they may sell a larger number of the certificates than is shown on the cover page of this prospectus. If they create a short position, the underwriter may purchase certificates in the open market to reduce its short position. If the underwriter purchases certificates to stabilize the price or to reduce its short position, the price of the certificates could be higher than it might be if they had not made such purchases. The underwriter makes no representation or prediction about any effect that these purchases may have on the price of the certificates. The underwriter may suspend any of these activities at any time.

        The underwriter may also impose a penalty bid on certain dealers and selling group members. This means that if the underwriter purchases certificates in the open market to reduce its short position or to stabilize the price of the certificates, it may reclaim the amount of the selling concession from the underwriter or selling group members who sold those certificates as part of this offering.

                                    LISTING

        The certificates are a new issue of securities with no established trading market. The certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the certificates will be traded on the NYSE. In order to meet one of the requirements for listing the certificates on the NYSE, the underwriter has undertaken to sell the certificates to a minimum of 400 beneficial owners. The underwriter has told the depositor that it presently intends to make a market in the certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the certificates. Any market making by the underwriter may be discontinued at any time at the sole discretion of the underwriter. No assurance can be given as to whether a trading market for the certificates will develop or as to the liquidity of any trading market.

                                    RATINGS

        It is a condition to the issuance of the certificates that the certificates and the underlying bonds each be rated not lower than ["o" by Fitch, "o" by Moody's and "o" by S&P.] The ratings address the likelihood of the payment of the amounts required under the trust agreement by the trust, and are based primarily on the credit quality of the underlying bonds, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the underlying bonds. The ratings on the certificates do not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying bonds, the corresponding effect on yield to investors, or whether investors in the certificates may fail to recover fully their initial investment.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

        The depositor has not requested a rating on the certificates by any rating agency other than the rating agencies listed above. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by the rating agencies listed above.

                                 LEGAL MATTERS

        Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

                      WHERE YOU CAN FIND MORE INFORMATION

        The depositor has filed with the SEC a registration statement under the Securities Act relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of trust agreement for the certificates.

        The trustee, on behalf of the depositor, will file or cause to be filed with the SEC periodic reports as may be required under the Exchange Act, and the rules and regulations of the SEC, and, prior to the termination of the offering period for the certificates, those periodic reports will be considered to be incorporated herein by reference and, if applicable, to supersede any conflicting information contained in this prospectus or in previously filed periodic reports.

        You may read and copy any notices, reports, statements or other information the trustee files or causes to be filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Public filings may also be obtained from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

        Expenses in connection with the offering of the securities being registered hereunder, other than underwriting compensation, are estimated as follows:

        SEC Filing Fee for Registration Statement                $80.90

        Legal Fees and Expenses                                  $o*

        Accounting Fees and Expenses                             $o*

        Trustee's Fees and Expenses
        (including counsel fees)                                 $o*

        Blue Sky Fees and Expenses                               $o*

        Listing Fees                                             $o*

        Printing and Engraving Fees                              $o*

        Rating Agency Fees                                       $o*

        Miscellaneous                                            $o*
                                                                -------------

        Total                                                    $o*
        -----------------
        * To be provided by pre-effective amendment

Item 15.   Indemnification of Directors and Officers.

        The governing documents for the securities being registered will provide that no director, officer, employee or agent of the registrant is liable to the trust or the certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Such governing documents will further provide, subject to certain exceptions, that a director, officer, employee or agent of the registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such documents and the certificates.

        Any underwriter that executes an underwriting agreement with respect to the certificates being registered will agree to indemnify the registrant's directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") or other laws to the extent those liabilities arise in connection with the issuance of certificates under this Registration Statement.

        Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145.

        The Bylaws of the registrant provide that the registrant, to the extent and in a manner permitted by Delaware law, as in effect from time to time, shall indemnify any person who was or is made a party to or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature, (other than an action or suit by or in the right of the registrant to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, shareholder, member, manager, partner, trustee, fiduciary, authorized signatory, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with, and shall advance expenses incurred by such person in advance of the final disposition of, such action, suit or proceeding.

Item 16.   Exhibits and Financial Statement Schedules

      (a)  Exhibits

      1.1          --    Form of Underwriting Agreement.*

      3.1          --    Certificate of Incorporation of Lehman Municipal ABS
                         Corporation as currently in effect.

      3.2          --    Form of By-laws of Lehman Municipal ABS Corporation as
                         currently in effect.

      4.1          --    Form of Trust Agreement, with form of Certificate
                         attached thereto.*

      5.1          --    Opinion of Sidley Austin Brown & Wood LLP with respect
                         to legality (including consent of such firm).*

      8.1          --    Opinion of Sidley Austin Brown & Wood LLP with respect
                         to material tax matters (including consent of such firm).*

      23.1         --    Consent of Sidley Austin Brown & Wood LLP (included as
                         part of Exhibit 5.1 and Exhibit 8.1).*

      24.1         --    Power of Attorney (included on Signature Page).

      25.1(a)      --    Statement of Eligibility of Trustee.*

     _________________________

          *      To be provided by pre-effective amendment.


          (b)    Financial Statement Schedules

                 Not Applicable

Item 17.         Undertakings.

A.      Undertakings Pursuant to Rule 415

        The undersigned registrant hereby undertakes:

        1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the method of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and
               (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with of furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

        2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertakings in Respect of Filings Incorporating Subsequent Exchange Act Documents by Reference

        The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertakings in Respect of Qualification of Trust Indentures in Reliance on Section 305(B)(2) of the Trust Indenture Act of 1939

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

D. Undertakings in Respect of Requests for Acceleration of Effective Date Pursuant to Rule 461

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

Exhibits--

        1.1          --      Form of Underwriting Agreement.*

        3.1          --      Certificate of Incorporation of Lehman Municipal
                             ABS Corporation as currently in effect.

        3.2          --      Form of By-laws of Lehman Municipal ABS
                             Corporation as currently in effect.

        4.1          --      Form of Trust Agreement, with form of Certificate
                             attached thereto.*

        5.1          --      Opinion of Sidley Austin Brown & Wood LLP with
                             respect to legality (including consent of such firm).*

        8.1          --      Opinion of Sidley Austin Brown & Wood LLP
                             with respect to material tax matters (including consent of such firm).*

        23.1         --      Consent of Sidley Austin Brown & Wood LLP
                             (included as part of Exhibit 5.1 and Exhibit 8.1).*

        24.1         --      Power of Attorney (included on Signature Page).

        25.1(a)      --      Statement of Eligibility of Trustee.*

        _________________________

        *      To be provided by pre-effective amendment.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies on behalf of Lehman Municipal ABS Corporation (the "Company") that he has reasonable grounds to believe that the Company meets all of the requirements for filing on Form S-3 and the Company has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 16th day of April, 2003.

                                   LEHMAN MUNICIPAL ABS CORPORATION

                                   By:   /s/ Daniel C. Singer
                                      -------------------------------------
                                      Name:   Daniel C. Singer
                                      Title:  Chairman of the Board, Director
                                              and Managing Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel C. Singer, separately, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents, and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                                           TITLE                           DATE
---------                                           -----                           ----
  /s/ Daniel C. Singer                  Chairman of the Board,                  April 16, 2003
--------------------------------------  Director and Managing Director
Daniel C. Singer                       (Principal Executive Officer)

  /s/ Gary Killian                      Director and Managing Director          April 16, 2003
--------------------------------------
Gary Killian

  /s/ S. Michael Whang                  Director and Senior Vice President      April 16, 2003
--------------------------------------
S. Michael Whang

  /s/ David Goldfarb                    Controller                              April 16, 2003
--------------------------------------  (Principal Accounting Officer)
David Goldfarb